Exhibit 10.1

USA EQUITIES CORP.

CONVERTIBLE PROMISSORY NOTE

Principal Amount:	$88,016
Dated:	September 30, 2020

WHEREAS, USA Equities Corp., a corporation organized under the laws of the State of Delaware, with offices at 901 Northpoint Parkway, Suite 302, West Palm Beach, FL 33407 (the “Corporation”), is obligated to pay to Troy Grogan, with an address at 901 Northpoint Parkway, Suite 302, West Palm Beach, FL 33407 (hereinafter, the “Holder”) the sum of $88,016 pursuant to a convertible promissory note together with interest at 6% per annum due and payable on December 31, 2022 (the “Note”); and

FOR VALUE RECEIVED, the Corporation, pursuant to this Agreement, hereby promises and agrees to pay to Holder the sum of $88,016 in lawful money of the United States of America, (the “Principal”) with interest at six (6%) percent per annum (the “Interest”) as follows:

Section 1. PRINCIPAL and INTEREST:

The Principal and Interest shall be due and payable at the offices of Corporation on December 31, 2022 (the “Maturity Date”), unless Holder shall agree to extend the Maturity Date, or Holder elects to convert the Principal and all accrued Interest on this Note into the shares of the Corporation’s common stock, par value $0.0001 (the “Shares”), as provided in Section 2 below, or unless the Corporation shall have elected to prepay the entire Principal and Interest due under this Convertible Promissory Note on prior written notice to the Holder, as provided below.

Section 2. CONVERSION RIGHTS:

(a) The Principal and Interest due under this Convertible Promissory Note, or any portion thereof, may be converted into the Corporation’s Shares, at the conversion price of $1.00 (the “Conversion Right”), which Conversion Right may be exercised in Holder’s sole discretion from time to time, by written notice to the Corporation (the “Conversion Notice”), at its offices set forth above, and upon receipt of such Conversion Notice, the Corporation shall immediately direct its transfer agent to issue in the name of Holder or Holder’s designee a certificate for the appropriate number of Shares, which certificate shall bear a restrictive legend reflecting that such Shares have not been registered under the Securities Act of 1933, as amended (the “Act”).

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(b) In addition to the foregoing Conversion Right, the Corporation grants to Holder “piggy-back” registration rights as follows: (i) in the event that the Corporation shall authorize the preparation and filing of a registration statement under the Act for the benefit of selling shareholders (the “Selling Shareholder Registration Statement”), the Corporation will provide the Holder written notice not less than twenty (20) business days prior to the intending filing of the Selling Shareholder Registration Statement (the “Registration Notice”); (ii) the Holder, within ten (10) business days of receipt of the Corporation’s Registration Notice, at Holder’s sole election, deliver to the Corporation a Conversion Notice with respect to all or such portion of the Principal and Interest then due and payable on the Note that Holder desires to convert under Holder’s Conversion Right; and (iii) the Corporation shall include in the Selling Shareholder Registration Statement such number of Holder’s Shares that shall be issuable pursuant to the Holder’s Conversion Notice, together with any other Shares in the name of the Holder or Holder’s designee(s), to the maximum extent permissible pursuant to the provisions of Rule 415 promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Act in order to permit the public resale by the Holder or Holder’s designee(s) of their respective Shares.

(c) The Corporation further undertakes to file post-effective amendments to the Selling Shareholder Registration Statement, as may be required in order for Holder or Holder’s designee(s) to be able to continue to publicly resell their respective Shares under the Act and specifically in compliance with Section 5 of the Act, unless and exemption from registration shall be available under the rules and regulations promulgated by the SEC under the Act. In order for the Corporation to comply with its obligation to register the aforesaid Shares or an exemption shall be available to permit resale without registration under the act, the Corporation further undertakes to remain current under in its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”).

(d) The Corporation represents that it shall engage counsel for the purpose of assisting the Corporation in its compliance with the reporting requirements under the Exchange Act.

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Section 3. EVENTS OF DEFAULT:

In the event that the Corporation shall fail to pay the Principal and Interest when due under this Note, or if the Corporation shall fail to comply with its obligations under this Note and Agreement with respect to any Conversion Notice and/or Registration Notice, or the Corporation shall fail to file reports under the Exchange Act when due (collectively, an “Event of Default”), then the entire amount of Principal and Interest shall become immediately due and payable hereunder and this Note shall be deemed to be in default. Holder shall have all rights provided and all remedies available under the laws of the State of Delaware as a creditor of the Corporation upon such Event of Default.

Section 4. RECLASSIFICATION, REORGANIZATION, MERGER:

In case of any reclassification, reorganization or other restructure of the debt or capital stock of the Corporation, or if the Corporation shall merge with or into another entity, the Corporation shall cause effective provision to be made in any agreement for such reclassification, reorganization, merger or consolidation so that upon conversion of this Note, the Holder, as a result of an adjustment in the conversion price and the shares issuable upon conversion hereof, will receive an economic benefit comparable to that contemplated hereby.

IN WITNESS WHEREOF, USA EQUITIES CORP. has caused this Convertible Promissory Note to be issued in favor of Holder and to be executed by its duly authorized officer as of this 30th day of September 2020.

USA EQUITIES CORP.

/s/ Troy Grogan, CEO, CFO
Name (Title)